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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



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                                    FORM 8-K

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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 17, 1997
                                                   ----------------------------

                             DART GROUP CORPORATION
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             (Exact name of registrant as specified in its charter)


           Delaware                           0-1946             53-0242973
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 (State or other jurisdiction              (Commission        (I.R.S. Employer
       of incorporation)                   File Number)      Identification No.)

  3300 75th Avenue, Landover, Maryland                                20785
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code (301) 226-1200
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         (Former name or former address, if changed since last report).

        The exhibit index appears on page [5].





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Item 1. Changes in Control of Registrant

        The discussion under Item 5 of this Current Report on Form 8-K is incorporated herein by reference.


Item 5. Other Events

Settlement Agreements

         On October 6, 1997, Dart Group Corporation ("Dart") announced settlements (the "Settlements") with Herbert H. Haft and Ronald S. Haft pursuant to a settlement agreement with Herbert H. Haft (the "HHH Settlement Agreement"), a First Supplemental Settlement Agreement with Ronald S. Haft (the "First Supplemental Agreement") and a Second Supplemental Settlement Agreement with Ronald S. Haft (the "Second Supplemental Agreement"). The closing of the transactions contemplated in the Settlement Agreement, First Supplemental Agreement and Second Supplemental Agreement, which have been approved by Dart's Board of Directors, is subject to court approval. A press release announcing the Settlements is incorporated by reference and attached hereto as Exhibit 99.1.

         If the Settlements are approved by the Delaware Court of Chancery, then upon closing Herbert H. Haft will (a) sell to Dart all of his shares of, and options to purchase, Dart Class A Common Stock, and his capital stock of Dart's subsidiaries Trak Auto Corporation and Crown Books Corporation, (b) retire from all of his positions with Dart and its subsidiary corporations, (c) relinquish his claim to voting control of Dart, and (d) terminate his employment agreement with Dart. In addition, all outstanding litigation and disputes between Dart and Herbert H. Haft will be resolved. As consideration for the Settlements, Dart will pay Herbert H. Haft approximately $28 million upon closing, of which amount $9.25 million may be deferred until June 1, 1998 if the closing occurs before then. Dart also will make a $10 million loan to a partnership owned by Herbert H. Haft and Ronald S. Haft. The HHH Settlement Agreement, the First Supplemental Agreement and the Second Supplemental Agreement are each incorporated by reference and attached hereto as Exhibits 99.2, 99.3 and 99.4, respectively.

         In connection with the Second Supplemental Agreement, Dart and Ronald
S. Haft entered into an Amendment to Voting Trust Agreement amending the Voting Trust Agreement dated as of October 6, 1995 among Dart, Ronald S. Haft, Larry G. Schafran and Sidney B. Silverman as initial voting trustees. A copy of the Amendment to Voting Trust Agreement is incorporated by reference and attached hereto as Exhibit 99.5.

         The closing of the Settlements is not expected to occur before December 1997 and could be delayed until sometime in 1998. There can be no assurance as to whether or when court approval of the Settlement will be obtained, and there can be no assurance that the closing of the Settlement will occur. The description of the Settlements and the Amendment to Voting Trust Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the HHH Settlement Agreement, the First Supplemental Agreement, the Second Supplemental Agreement and the Amendment to Voting Trust Agreement.

Composition of Board of Directors

         On October 21, 1997 certain changes were made in the composition of Dart's Board of Directors as more fully set forth in the Press Release issued by Dart on October 22, 1997, a copy of which is incorporated herein by reference and attached hereto as Exhibit 99.6.





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Item 7. Financial Statements and Exhibits

        Exhibit 99.1 Press Release, dated October 17, 1997, of Dart Group Corporation announcing settlements with Herbert H. Haft and Ronald S. Haft and appointment of Richard B. Stone as acting CEO

        Exhibit 99.2 Settlement Agreement, dated as of October 17, 1997, by and between Dart Group Corporation and Herbert H. Haft.

        Exhibit 99.3 First Supplemental Agreement, dated as of October 15, 1997, made by and among Ronald
                                  S. Haft and Dart Group Corporation

        Exhibit 99.4 Second Supplemental Settlement, dated as of October 15, 1997, is made by and between Ronald S. Haft and Dart Group Corporation

        Exhibit 99.5              Amendment to Voting Trust Agreement

        Exhibit 99.6 Press Release, dated October 22, 1997, of Dart Group Corporation announcing certain changes in the composition of Dart Group Corporation's Board of Directors







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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DART GROUP CORPORATION



                                          By: /s/ MARK A. FLINT
                                              ----------------------------
                                              Mark A. Flint
                                              Senior Vice President and
                                              Chief Financial Officer

Date:   October 31, 1997












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

                             DART GROUP CORPORATION

                                    Form 8-K

                                 Exhibit Index


        Exhibit 99.1 Press Release, dated October 17, 1997, of Dart Group Corporation announcing settlements with Herbert H. Haft and Ronald S. Haft and appointment of Richard B. Stone as acting CEO

        Exhibit 99.2 Settlement Agreement, dated as of October 17, 1997, by and between Dart Group Corporation and Herbert H. Haft.

        Exhibit 99.3 First Supplemental Agreement, dated as of October 15, 1997, made by and among Ronald
                                  S. Haft and Dart Group Corporation

        Exhibit 99.4 Second Supplemental Settlement, dated as of October 15, 1997, is made by and between Ronald S. Haft and Dart Group Corporation

        Exhibit 99.5              Amendment to Voting Trust Agreement

        Exhibit 99.6 Press Release, dated October 22, 1997, of Dart Group Corporation announcing certain changes in the composition of Dart Group Corporation's Board of Directors



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